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                                                                   Exhibit 10.15

                             SUBSCRIPTION AGREEMENT

          SUBSCRIPTION AGREEMENT, dated as of July 24, 2002 (this "Agreement"), by and among Loews Cineplex Entertainment Corporation, a Delaware corporation (the "Company"), 1363880 Ontario Inc., a corporation organized and existing under the laws of Ontario, Canada ("Onex Cinema"), and OCM Cinema Holdings, LLC, a Delaware limited liability company ("OCM" and, together with Onex Cinema, the "Stockholders").

          A. The Company currently owns a 24.6% interest in Megabox Cineplex, Inc., a Korean corporation ("Megabox");

          B. The Company desires to acquire an additional 1,464,322 shares of common stock of Megabox, representing a 25.4% interest in Megabox, pursuant to a Stock Purchase and Subscription Agreement among the Company, Megabox and Mediaplex, Inc. for an aggregate purchase price of $20.6 million (the "Acquisition"); and

          C. Each of the Stockholders desires to make a capital contribution to the Company to fund the Acquisition;

          NOW,   THEREFORE,   in  order  to  implement   the  foregoing  and  in
consideration  of  the  mutual   representations,   warranties,   covenants  and
agreements contained herein, the parties hereto agree as follows:

          1. Subscription.

               a. Subscription by Onex Cinema. Subject to and in accordance with the terms and conditions of this Agreement, Onex Cinema hereby subscribes for and agrees to purchase 3,588 shares of class B common stock, par value $0.01 per share, of the Company ("Class B Shares") for a purchase price of $3,350 per share.

               b. Subscription by OCM. Subject to and in accordance with the terms and conditions of this Agreement, OCM hereby subscribes for and agrees to purchase 2,559 shares of class A common stock, par value $0.01 per share, of the Company ("Class A Shares" and, together with the Class B Shares, the "Common Stock") for a purchase price of $3,350 per share.

               c. Purchase and Sale of Common Stock. At the closing of the purchase and sale of the Common Stock to be purchased by the Stockholders (the "Closing"), the Company shall (i) issue and sell to Onex Cinema, and Onex Cinema shall purchase from the Company, 3,588 Class B Shares for a purchase price of $3,350 per share, and (ii) issue and sell to OCM, and OCM shall purchase from the Company, 2,559 Class A Shares for a purchase price of $3,350 per share.

               d. Closing. The Closing shall take place at the offices of the Company, 711 Fifth Avenue, New York, New York at 10:00 a.m. on July 24, 2002, or at such other place or on such other date as may be mutually agreeable to the Company and the Stockholders. At the


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Closing (i) Onex Cinema shall pay to the Company $12,018,500.55 by wire transfer of immediately available funds to an account designated by the Company, (ii) OCM shall pay to the Company $8,573,111.95 by wire transfer of immediately available funds to an account designated by the Company, (iii) the Company shall deliver to Onex Cinema a certificate representing 3,588 Class B Shares and (iv) the Company shall deliver to OCM a certificate representing 2,559 Class A Shares.

          2. Representation and Warranties of the Company.

               a. Organization; Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by all necessary corporate action of the Company and has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

               b. Authorization and Validity of Issuance of Shares. The shares of Common Stock to be issued by the Company to each of the Stockholders hereunder will be duly and validly authorized at the time of issuance and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable.

          3.   Representations   and  Warranties  of  the   Stockholders.   Each
Stockholder hereby severally, as to itself, and not jointly, represents and warrants to, and covenants and agrees with, the Company as follows:

               a. Authorization of Stockholder. The Stockholder has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Stockholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by the Stockholder, and this Agreement has been duly executed and delivered by the Stockholder and constitutes the valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms.

               b.   Non-Contravention.   The  execution  and  delivery  of  this
Agreement by the Stockholder and the consummation of the transactions contemplated hereby do not require the Stockholder to file any notice, report or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from, any governmental or regulatory authority of the United States, any state thereof or any foreign jurisdiction, and do not constitute a material breach or violation of, or a material default under, any provision of any mortgage, lien, lease, agreement, license, instrument, law, regulation, order, arbitration, award, judgment or decree to which the Stockholder is a party or by which its property is bound, in any such case which could prevent, materially delay or materially burden the transactions contemplated by this Agreement.

               c. Certain Matters Relating to the Shares of Common Stock.


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          i.   The  Stockholder  is acquiring  the Common  Stock for  investment purposes only and not with a view to, or for, distribution, resale or fractionalization thereof, in whole or in part, in each case under circumstances which would require registration thereof under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws.

          ii. The Stockholder has not been given any oral or written information, representations or assurances by the Company or any representative thereof in connection with the Stockholder's acquisition of the Common Stock other than as contained in this Agreement, and the Stockholder is relying on its own business judgment and knowledge concerning the business, financial condition and prospects of the Company in making the decision to acquire the Common Stock. The Stockholder acknowledges that no person has been authorized to give any information or to make any representation relating to the Common Stock or the Company, other than as contained in this Agreement, and, if given or made, information received from any person and any representation, other than as aforesaid, must not be relied upon as having been authorized by the Company or any person acting on its behalf.

          iii. The Stockholder is an "accredited investor" as described in Rule 501(a) of Regulation D of the Securities Act, and has such knowledge and experience in financial and business matters as is necessary to evaluate the merits and risks of the acquisition of the Common Stock and to make an informed investment decision.

          iv. The Stockholder understands that an investment in the Common Stock is a speculative investment which involves a high degree of risk of loss of the Stockholder's investment therein. The Stockholder is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of the Stockholder's investment in such securities. The Stockholder acknowledges that the Common Stock has not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act and/or any applicable state securities laws or an exemption from such registration is available.

          v. The Stockholder acknowledges that it has had a full opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Common Stock and has had full access to such other information concerning the Company as it has requested.


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          vi.  The  Stockholder  and its purchaser representatives and advisors, if any, have been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with, the transactions contemplated hereby, which the Stockholder or purchaser representatives or advisors, if any, have requested to examine.

          vii. The  Stockholder   agrees  that  there  may  be  affixed  to  the
               certificate(s) representing the Common Stock (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) the following legend:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under the Act or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required."

          4.  Indemnification.    Each   Stockholder   acknowledges   that  such
Stockholder understands the meaning and legal consequences of the representations and warranties in Section 3 hereof, and hereby agrees, severally and not jointly and severally, to indemnify and hold harmless the Company, and its officers, directors, employees, agents, representatives and affiliates, from and against any and all loss, damage or liability due to, or arising out of, a breach of any such representations or warranties made by such Stockholder. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by a Stockholder shall, in any manner, be deemed to constitute a waiver of any rights granted to such Stockholder under federal or state securities laws.

          5. No Third Party Beneficiaries. Except with respect to the rights of the indemnified parties under Section 4, nothing in this Agreement, expressed or implied, is intended to confer upon any creditor or any other person, other than the parties hereto or their respective successors, any rights, remedies, benefits, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

          6. Miscellaneous.

               a. This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by a party against whom enforcement of such modification, waiver, or termination is sought.

               b. Except as otherwise  provided herein,  this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.


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               c. This  Agreement  shall be construed in  accordance  with,  and governed in all respects by, the laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction.

               d. This Agreement may be executed in two or more counterparts and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

               e. All the agreements, representations and warranties made by the Stockholder in this Agreement shall survive the acceptance of each Stockholder's subscription by the Company.

               f. Each Stockholder agrees that in the event further action or execution of documents is required of such Stockholder, such Stockholder will take any and all such reasonable actions and execute any such documents as are reasonably necessary or appropriate in connection with the business of the Company.

               g. This Agreement constitutes the entire agreement of the Stockholders and the Company relating to the matters contained herein, and supersedes all prior contracts or agreements, whether oral or written.

               h. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require.

                  [Remainder of Page Intentionally Left Blank]


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          IN WITNESS WHEREOF,  the undersigned  have executed this  Subscription
Agreement as of the date first written above.

                                 1363880 ONTARIO INC.


                                 By: /s/ Tom Dea
                                     ------------------------------
                                     Name:  Tom Dea
                                     Title:

                                 By: /s/ Mark Hilson
                                     ------------------------------
                                     Name:  Mark Hilson
                                     Title:


                                 OCM CINEMA HOLDINGS, LLC

                                 By:  Oaktree Capital Management, LLC
                                 Its: Manager


                                 By: /s/ Matthew Barrett
                                     ------------------------------
                                     Name:  Matthew Barrett
                                     Title: Managing Director

                                 By: /s/ Kenneth Liang
                                     ------------------------------
                                     Name:  Kenneth Liang
                                     Title: Managing Director

                                 LOEWS CINEPLEX ENTERTAINMENT
                                 CORPORATION

                                 By: /s/ John C. McBride, Jr.
                                     ------------------------------
                                     Name:  John C. McBride, Jr.
                                     Title: Senior Vice President and
                                            General Counsel